EXHIBIT 10.1

MASTER OFFICE LEASE

This Master Office Lease (the “Lease”) is dated as of August 1, 2020, by and between Makbe LLC, a Kentucky limited liability company, having an address at 601 W. Market Street, Louisville, Kentucky 40202 (herein called "Landlord"); and Republic Bank & Trust Company, a Kentucky banking corporation, having an address at 601 W. Market Street, Louisville, Kentucky 40202 (herein called “Tenant”).

1. DEMISED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain building located at 601 W. Market Street, Louisville, Kentucky 40202 (the “Premises”), on certain land (the “Land”) upon all of the terms and conditions hereinafter set forth.

2. TERM. This Lease shall be in full force and effect from the date first written above. The term of this Lease (the “Term”) shall commence on the Commencement Date (as hereinafter defined) and shall expire one hundred twenty (120) months thereafter unless otherwise extended or terminated in accordance with the terms hereof. The Commencement Date shall be August 1, 2020. If the Commencement Date is a date other than the first day of a calendar month, the Term shall run for the number of months set forth above from the first day of the calendar month following the Commencement Date. Landlord and Tenant hereby agree to execute a Declaration (the “Declaration”), substantially in the form attached hereto as Exhibit A, to confirm the Commencement Date, the Term, and the number of Rentable Square Feet. The Rentable Square Footage of the Premises is 56,804 (the “Square Footage”). Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

3. BASE RENT

3.1Base Rent. Tenant shall pay to Landlord at such place as Landlord may from time to time designate in writing, by good check or other funds approved by Landlord from time to time, as a minimum annual base rent for the Premises, an amount equal to Eight Hundred Eighty Thousand Four Hundred Sixty-Two Dollars ($880,462.00), which is calculated by multiplying the Square Footage by Fifteen Dollars and 50/100 ($15.50) (the “Annual Base Rent”). The Annual Base Rent shall be payable in equal monthly installments of Seventy-Three Thousand Three Hundred Seventy-One and 83/100 Dollars ($73,371.83) (the “Monthly Base Rent”). The Annual Base Rent shall be increased as set forth below. In addition to the Annual Base Rent, Tenant shall be responsible for the payment of Additional Rent (as defined below), including, but not limited to, Common Area Maintenance Expenses. All installments of Monthly Base Rent shall be payable monthly in advance, without previous notice or demand therefor, and without deduction, diminution, or set-off, with the first monthly installment of Annual Base Rent due and payable upon execution hereof. Each subsequent monthly installment shall be due and payable on the first day of each and every month following the Commencement Date during the Term. If the Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the

Commencement Date and ending on and including the day prior to the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the Monthly Base Rent per day and shall be due and payable on the Commencement Date.

3.2Annual Base Rent Increases. During the Lease Term, the Annual Base Rent shall be increased at the times and to the amounts set forth as follows: at the end of every five (5) years of the Term, the Annual Base Rent shall be increased by three percent (3%).

3.3Notwithstanding anything to the contrary contained in this Lease, the Landlord shall not be required to give any preliminary notice to the Tenant prior to initiating a non-payment summary eviction proceeding except such notice or notices as may be required by law. Any demand for rent may be made in writing, with a copy to Tenant at the Premises.

3.4No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the full rents due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default, or pursue any other remedy provided in this Lease or at law or in equity.

3.5In the event that any check is returned for insufficient funds or for any other reason, Landlord shall, in addition to all other remedies be entitled to collect a charge of Fifty ($50.00) Dollars. If Landlord receives more than three (3) checks returned in any twelve (12) month period, Tenant shall then be required to tender all further amounts by certified or bank check.

3.6 [Intentionally omitted].

3.7[Intentionally omitted].

3.8 Tenant also shall be responsible for Tenant's pro rata share of the total costs incurred for (i) any and all impositions, insurance premiums, use charges, and taxes of any sort relating to the occupancy, use, or ownership of the Premises; and (ii) the operation, maintenance and repair of the common areas, including, but not limited to, the costs and expenses incurred for the operation, maintenance, and repair of the drive-thru area; removal of snow; utilities for common lighting and signs; normal HVAC maintenance and elevator maintenance (if applicable); trash removal; security to protect and secure the Premises and the Land; common entrances, exits, and lobbies of the Premises; all common utilities, including water to maintain landscaping; replanting in order to maintain a smart appearance of landscape areas; supplies; depreciation on the machinery and equipment used in such operation, maintenance and repair; the cost of personnel to implement such services; the cost of maintaining in good working condition the HVAC system(s) for the Premises; the cost of maintaining in good working condition the elevators for the Premises, if applicable; (iii) utilities, if not separately metered and billed to Tenant; and (iv) ten percent (10%) of all such operational, maintenance and repair costs to cover Landlord's administrative and overhead costs (collectively 3.8 (i), (ii), (iii) and (iv), the “Common Area Maintenance Expenses”). These costs shall be estimated on an annual basis by the Landlord and shall be adjusted upwards or downwards depending on the actual costs for the preceding twelve months. Tenant shall pay monthly, commencing with the first month of the Lease Term, as Additional Rent due under the terms hereof, a sum equal to Tenant's pro rata share of the estimated costs for said twelve (12) month period, divided by 12. The estimated initial annual Additional Rent shall be Four Hundred Twenty-Six Thousand and Thirty Dollars ($426,030.00), which shall be calculated by multiplying the Square Footage by $7.50 per square foot. Once each year, the Landlord shall determine the actual costs of the foregoing expenses for the prior year and will notify Tenant in writing within 90 days after the determination of the actual costs, and if the actual costs are greater than the estimated costs, the Tenant shall pay its pro rata share of the difference between the estimated costs and the actual costs to the Landlord with the next payment of Base Rent, or, if the actual costs are less than the estimated costs, the Landlord shall forthwith credit 1/12 of the amount of the Tenant's excess payment toward Tenant’s monthly Base Rent for the subsequent year. If the actual costs are greater than the estimated costs for the Tenant’s final year of this Lease, Tenant shall, within ten (10) business days of written notice from Landlord of the amount of such deficiency, pay such deficiency to Landlord. If the actual costs are less than the estimated costs for the Tenant’s final year of this Lease, the Landlord shall, within ten (10) business days of such determination, reimburse such overage to Tenant. Notwithstanding anything herein to the contrary, Tenant’s liability for Common Area Maintenance Expenses for any Lease Year, commencing with the second year of the Lease Term, shall not exceed 110% of the Common Area Maintenance Expenses owed by Tenant for the previous year (“CAM Cap”). In no event shall the Common Area Maintenance Expenses reimbursed to Landlord by Tenant with respect to any Lease Year during the Lease Term or any extension thereof exceed the CAM Cap for such Lease Year.

3.9For purposes of this Lease, Operating Expenses shall specifically exclude electric, gas, and water to the extent that such charges are separately billed to Tenant and are the sole responsibility of Tenant. Proration of Operating Expenses shall be on a square footage basis and Tenant’s proration shall be calculated by multiplying the Operating Expenses by a fraction, the numerator being the rentable square feet of the Premises and the denominator being the total rentable square feet of the Building.

3.10Tenant shall pay such Additional Rent monthly, in advance, on the same schedule as the Base Rent, i.e. on the 1st day of each month.

4.USE OF PREMISES.

4.1The Premises shall be used and occupied by Tenant solely for the purpose of general office and banking use and for no other purpose whatsoever.

4.2 The Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body or the regulations or directives of Landlord’s insurance carriers, or in any manner that interferes with the quiet enjoyment of any other tenant of the

Building. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term or any part of the Term hereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.

4.3Tenant is currently in possession of the Premises and does hereby accept the Premises "AS IS" as the Premises exist and in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto, except as otherwise expressly set forth herein. Tenant acknowledges that Landlord has not made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business.

4.4Tenant agrees and acknowledges that its abandonment or cessation of commercial use of the Premises for a successive period of more than two (2) months shall cause a diminution of value of the Premises, and same shall be a material breach hereof, notwithstanding the continued payment of rent.

4.5Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation. Tenant shall provide to Landlord copies of all building permits and certificates of insurance naming Landlord as an additional named insured for all such work.

4.6Tenant will not use or occupy the Premises or permit the same to be used or occupied for any purpose or business which would invalidate any policy of insurance, or cause any increase in the premiums thereof over those prevailing for similar businesses in the area, unless Tenant pays for such increases.

4.7It is expressly understood and agreed that in the event that the Tenant shall vacate, surrender, abandon, or be removed from the Premises, or in the event that Tenant shall cease to actively conduct in the Premises the business provided for in this Lease, or should the Tenant indicate by any other means that the Tenant has vacated or abandoned the Premises or the business conducted therein, then and in any of such events, the Landlord may re-enter the Premises and resume possession thereof, and it shall be conclusively presumed that any and all furniture, fixtures, equipment, goods, wares, merchandise and any property of every kind and nature remaining in the Premises have been abandoned by the Tenant, and the Landlord, without liability whatsoever or notice to anyone, may enter the Premises and remove therefrom any such furniture, fixtures, equipment, goods, wares, merchandise and property of every kind and nature and dispose of the same in such manner and upon such basis as the Landlord may deem proper or advisable without any duty to account therefor to the Tenant. The provisions of this paragraph shall be applicable as well and to the full extent thereof to any sub-Tenant or occupant of the Premises and to any assignee of this Lease. All such removal costs will be at the expense of the Tenant.

5. MAINTENANCE, REPAIRS AND ALTERATIONS

5.1Tenant shall, during the Term of this Lease, keep in good order, condition and repair, the interior of the Premises and every part thereof, (which shall include the providing of replacements where necessary). Landlord shall be responsible for the maintenance of the interior of the Premises and Tenant shall reimburse Landlord for such expenses in accordance with Section 3.8 of this Lease.

Tenant expressly waives the benefits of any statute now or hereafter in effect that would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

In addition to any other requirements hereunder, all hazardous, toxic or other waste requiring special handling and care will be properly disposed of in accordance with all applicable city, state and federal ordinances, laws, rules and regulations. Landlord is responsible for the proper condition, repair, and maintenance of the building HVAC system and Tenant shall reimburse Landlord for such expenses in accordance with Section 3.8 of this Lease. Tenant shall keep all fire doors and fire escapes (if applicable) in good working order and clear of all obstructions. For the avoidance of doubt, the parties acknowledge that there is a separate HVAC unit and fire suppression system serving the data room and electrical rooms within the Premises that Tenant shall maintain and be responsible for directly and which shall not be paid in accordance with the Landlord’s reimbursed expenses under Section 3.8 of this Lease.

5.2Surrender. On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage.

5.3Landlord's Rights. If Tenant fails to perform Tenant's obligations under this Section 5, Landlord may at its option (but shall not be required to) enter upon the Premises, after fifteen (15) days' prior written notice (except in exceptional emergency conditions where Landlord may enter without notice and immediately) to Tenant, and put the same in good order, condition and repair and the cost thereof together with interest thereon at the rate of 12% per annum shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

5.4Alterations and Additions.

5.4.1Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, or utility installations in, on or about the Premises, except for alterations less than $100,000 in cost. As used in this paragraph, the term "utility installations" shall include buss ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent for any such construction that exceeds $100,000, Landlord may require that Tenant agree to remove any such alterations, improvements, additions or utility installations at the expiration of the Term, and to restore the

Premises to their prior condition that existed on the date of execution of this Lease. Tenant shall also provide Landlord with certificates of insurance evidencing worker’s compensation insurance covering all persons to be employed by all contractors and subcontractors in form and amounts reasonably satisfactory to Landlord. Tenant must obtain Landlord’s specific, written approval for such work which approval Landlord shall not unreasonably withhold, condition or delay, PRIOR to the commencement of work and must provide Landlord with plans and specifications of the required work drawn and stamped by a licensed architect for any work which requires a building permit.

5.4.2Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen’s liens against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

Tenant shall not suffer nor permit, during the Term hereby granted, any mechanic's or other liens for work, labor, services or materials rendered, furnished to or for the account of the Tenant upon or in connection with the Premises or to any portion thereof or to any improvements erected or to be erected upon the same, or any portion thereof. Tenant shall hold the Landlord and the Premises harmless from all liens or charges, or whatever nature or description, arising from, or in consequence of, any alterations or improvements that the Tenant shall make, or cause to be made, upon the Premises.

Any mechanic's lien placed on the Premises relating or pertaining to work performed or allegedly performed with respect to the Premises to be occupied by Tenant must be removed by Tenant within thirty (30) days of Notice from Landlord. In the event of failure to timely remove such lien or liens the Landlord may do any or all of the following:

(1)Terminate the Lease on ten (10) day’s written notice to Tenant; and/or

(2)Remove the lien at the cost of the Tenant. The cost of removal, including legal fees, shall be additional rent and may be the subject of any action or non-payment proceeding.

5.4.3Unless Landlord requires their removal, as set forth in paragraph 5.4.1, all alterations, improvements, additions and utility installations (whether or not such utility installations constitute trade fixtures of Tenant), which may be made on the Premises, shall at the discretion of the Landlord become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this paragraph 5.4.3, or as otherwise provided herein, Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of the Tenant and may be removed by Tenant subject to the provisions of paragraph 5.2.

5.5No changes or alterations shall be undertaken until Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental sub-divisions having jurisdiction. For any change or alteration that requires a governmental permit or authorization, Tenant will provide Landlord with notice of the work that will be completed on the space even if it is less than the $100,000 benchmark discussed in paragraph 5.4.1.

5.6 All work done by Tenant in connection with any change or alteration shall be done at the Tenant’s expense and in a good and workmanlike manner and in compliance with the building and zoning laws, and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governmental and the appropriate departments, commissions, boards and officers thereof, and Tenant shall procure Certificates of Occupancy and other certificates if required by Law.

5.7At all times when change or alteration is in progress, there shall be maintained, at Tenant's expense, Worker's Compensation Insurance in accordance with law covering all persons employed in connection with the change or alteration and general liability insurance for the mutual benefit of Tenant and Landlord, expressly covering the additional hazards due to the change or alteration.

5.8Tenant shall hold Landlord harmless and indemnify Landlord for any loss of damage caused to Landlord on account of any Mechanic's Lien being filed against the Premises. Said indemnification shall include Landlord's legal fees, if any.

5.9Tenant shall place no signs upon the Building save and except for those signs which are approved by Landlord in writing prior to the placement of said sign upon the Building. Such signs must conform to applicable local rules and regulations and Tenant shall be responsible for obtaining all necessary permits and approvals in connection therewith at its own cost and expense. Notwithstanding the foregoing, Landlord acknowledges that the existing signage on and within the Building at the Commencement Date, as identified on Exhibit B hereto, has been approved by Landlord and may remain on and within the Building.

5.10Tenant shall cure all violations cited against the Property caused by Tenant, its agents, employees or invitees, by any agency of the City of Louisville, County of Jefferson, State of Kentucky or Federal Government and pay all fines, levies, penalties and any interest due thereon within the later of thirty (30) days of citation or exhaustion of appeal thereof.

5.11Tenant shall provide to Landlord proof of compliance, cure or payment of such violation within five (5) days of such action.

5.12The failure to comply with the covenants set forth in this Section 5 shall be a material breach hereof and upon notice of such breach this Lease may terminate, and Tenant may forfeit possession of the Premises, in Landlord’s sole discretion.

6. INSURANCE AND INDEMNITY

6.1Insuring Party. As used in this Section 6, the term "insuring party" shall mean the party who has the obligation to obtain the insurance required hereunder. Whether the insuring party is the Landlord or the Tenant, Tenant shall, as additional rent for the Premises, pay the cost of all insurance required hereunder. If Landlord is the insuring party, Tenant shall reimburse Landlord for the cost of the insurance so obtained in accordance with Section 3.8 of this Lease.

6.2Liability Insurance. Tenant shall obtain and keep in force during the Term of this Lease policies of casualty and comprehensive public liability insurance insuring Landlord and Tenant against any damage or liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $2,000,000 Combined Single Limit per Occurrence and $4,000,000 Annual Aggregate. A combination of Primary and Umbrella coverages is acceptable in reaching these limits. Tenant will name Landlord as “Additional Insured-Manager or Landlord of Premises” on all liability insurance policies. If Tenant shall fail to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

6.3Property Insurance. Tenant shall pay Landlord all of Landlord’s cost to obtain and keep in force during the Term of this Lease a policy or polices of hazard insurance covering loss or damage to the Building and the Premises including such coverage as Landlord or its mortgagee shall reasonably determine to be appropriate, but in no event in excess of the full insurable value of the Building and the Premises.

6.4Review of Insurance. All relevant insurance policies and amounts may be reviewed annually by Landlord. In the event that Landlord deems these amounts to be insufficient, it may require an increase in the amounts of insurance of not more than TEN PERCENT (10%) cumulative per year.

6.5Insurance Policies. Insurance required hereunder shall be in companies rated AAA or better in "Best's Insurance Guide". The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord and its mortgagee. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days prior written notice to Landlord. If Tenant is the insuring party, Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 6. Tenant shall forthwith upon Landlord's demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing an increase in the cost of insurance. If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

6.6[Intentionally omitted.]

6.7Waiver of Subrogation. Each party hereby waives any and all rights of recovery against the other, or against the members, officers, employees, agents and representatives of the other, for loss of or damage to the claiming party, its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

6.8Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any negligence committed by Tenant or its agents, and Tenant hereby waives all claims in respect thereof against Landlord.

6.9Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whether said damages or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant. Landlord shall not be liable for any damage arising from any part or neglect of any other tenant, if any, of the Building.

6.10 Notices by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in any fixtures or equipment.

7. UTILITIES AND TAXES

7.1 Utilities. Tenant shall reimburse Landlord for, and pay in accordance with Section 3.8 of this Lease, all charges for HVAC, sewer, water, gas, electricity, or any other utility used or consumed in the Premises (except for telephone and cable which are charged and billed directly to Tenant), together with any taxes thereon. It is expressly agreed and understood that Landlord shall in no event be liable to Tenant for any interruption or suspension of any utility services unless such interruption is caused by the gross negligence or omission of Landlord and such continuation continues for more than three (3) business days.

7.2 Taxes. Tenant shall reimburse Landlord for, and pay in accordance with Section 3.8 of this Lease, all taxes associated with or incurred in connection with the occupancy or use of the Premises, including but not limited to real property, sewer, use, occupancy, school or sewer taxes imposed, or by any imposition imposed by any Federal, City of Louisville, County of Jefferson and/or the State of Kentucky entity or agency.

8. ASSIGNMENT OR SUBLETTING

8.1Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold, condition or delay. In the event Tenant desires to and notifies Landlord of its intention to assign or sublet the Premises, Landlord shall first have the right, but not the obligation, to recapture the space at no cost to Landlord. Should Landlord decline to recapture the space, then prior to requesting Landlord’s consent to the assignment or sublet to a third party, Tenant shall provide to Landlord current financial information of the third party in a form acceptable to Landlord, including but not limited to current tax returns, and income statements for three (3) years prior to the date of proposed sublet, and a current balance sheet for any proposed assignee or subtenant. For the purposes of this Lease, any proposed assignee or subtenant whose stated net income is not equal to three (3) times the current annual rent, or whose liquid net worth is unacceptable to Landlord, in its sole discretion, shall be per se ineligible as an assignee or subtenant. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. In the event Landlord consents to such assignment or sublease, any increase in consideration paid under the assignment or sublease shall be shared equally (50%/50%) by Landlord and Tenant.

8.2No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by

Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

8.3Tenant Sale. Notwithstanding anything to the contrary contained herein, in the event Tenant is sold, Tenant shall have the right to assign this Lease to the purchaser of Tenant without the need to obtain Landlord’s consent.

9. DEFAULT AND REMEDIES

9.1Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

9.1.1The vacating or abandonment of the Premises by Tenant for a period of five (5) consecutive business days.

9.1.2The failure by Tenant to make any payment of rent, additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after such due date.

9.1.3The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in paragraph 9.1.2, above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Landlord to Tenant, provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

9.1.4.(i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed, within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

9.2Remedies. In the event of any such default or by breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have by reason of such default or breach;

9.2.1Terminate Tenant’s right to possession of the Premises and declare the entire amount of rent and additional rent due under the Term of this Lease due and payable immediately.

9.2.2Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all actual damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of re-letting, including necessary renovation and alteration of the Premises; reasonable attorney's fees; the worth at the time of an award by a court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 12% per annum. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this paragraph 9.2.2; or (ii) proceeding under paragraph 9.2.3.

9.2.3Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

9.2.4Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Kentucky.

9.2.5 Tenant shall pay all reasonable legal expenses Landlord may incur in the process of collecting late rent, eviction proceedings or any legal expenses incurred due to Tenant's non-compliance with this Lease, whether or not suit be brought, and before and after judgment, if any.

9.3Defaults by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

9.4Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

9.5Bankruptcy.

9.5.1Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises but shall forthwith quit and surrender the Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this paragraph shall be applicable only to the party then owning Tenant's interest in this Lease.

9.5.2It is stipulated and agreed that in the event of the termination of this Lease pursuant to 9.5.1 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term and the fair and reasonable rental value of the Premises for the same period. In the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which said installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such Premises or any part hereof be re-let by the Landlord for the unexpired Term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

9.5.3Tenant further agrees that if a case is commenced under the Bankruptcy laws, Tenant agrees and stipulates that if it does not pay its rent timely, then Tenant agrees and stipulates to a lifting of the automatic stay provisions, as same apply to Landlord, without hearing or notice.

10. COMPLIANCE WITH LAWS, CONDEMNATION, DESTRUCTION

10.1Compliance with Laws. Tenant shall, at Tenant' sole cost and expense, comply with all of the requirements of all municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the Premises, all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. Notwithstanding anything to the contrary above, Tenant shall not be responsible for any expense related to material structural compliance matters not caused by Tenant or its agents, employees or invitees, or those environmental matters which existed prior to the execution of this Lease.

10.2If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the improvements on the Premises is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date of the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the original floor area of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value for the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

10.3If the Premises are substantially damaged or rendered substantially unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same in which event Landlord may elect to terminate this Lease by written notice to Tenant given at the earlier of ninety (90) days after such fire or casualty or ten (10) days of Landlord's receipt of confirmation of the status of the claim from the insurance carrier, specifying a date for the expiration of the Lease, which date shall not be less than ten (10) days after the giving of such notice, and upon the date specified in such notice the Term of this Lease shall expire as fully and completely as if such date where the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination.

11. HAZARDOUS SUBSTANCES

11.1 Hazardous Substances. The term "Hazardous Substances" as in this Lease, shall include, without limitation, flammable explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, automotive lubricants and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

11.2 Tenant's Restrictions. Tenant shall not cause or permit to occur:

11.2.1 Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

11.2.2The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

11.3Environmental Clean-up. With regard to Tenant’s use and occupancy of the Premises:

11.3.1Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substance.

11.3.2Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under the Laws.

11.3.3Should any authority or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from the Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial requirements set forth by such authority or third party.

11.3.4Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this paragraph within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this paragraph.

11.4Tenant's Indemnity. With regard to Tenant’s use and occupancy of the Premises, Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and Landlord’s respective officers, members, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term of this Lease, at or from the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

11.5Any and all sums due under this provision shall be deemed "additional rent" as herein defined, and shall survive the expiration, termination or forfeiture under this Lease, with interest as herein provided.

11.6Notwithstanding anything to the contrary above, Tenant shall not be responsible for any expense related to those environmental matters that existed prior to the execution of this Lease.

12. GENERAL PROVISIONS

12.1Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

12.2Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlords' performance, and (iii) that not more than one (1) month's rent has been paid in advance.

12.3If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purpose herein set forth.

12.4The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assignees, only during their respective periods of ownership.

12.5The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

12.6Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at 12% per annum from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

12.7Wherever in this Lease there is reference to obligations and covenants of Landlord, it is understood that any Tenant pursuant to this Lease will look solely to the Property for enforcement thereof and that no personal liability on behalf of the Landlord, its successors or assigns shall accrue in favor of the Tenant hereunder. The Tenant waives the right to seek any monetary damages or other legal relief personally against the Landlord hereunder.

12.8Captions. Article and paragraph captions are not a part hereof.

12.9[Intentionally omitted.]

12.10Notices. Any notice required or permitted to be given hereunder shall be in writing and may be served personally, by certified mail, return receipt requested, or by overnight courier addressed to the other party at the addresses set forth herein.

12.11Waivers. No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any breach by Tenant of any provision hereof, other than the failure of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

12.12Recording. Tenant shall not record this Lease without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short-form" memorandum of this Lease for recording purposes.

12.13Holding Over. There shall be no holding over by Tenant after expiration or earlier termination of the Lease Term and the failure by Tenant to deliver possession of the Premises to Landlord shall be an unlawful holdover. During any period in which Tenant so holds over, at Landlord's option, the rental value of the Premises, calculated as a monthly rental, payable from the date immediately following the date on which Tenant was to deliver the Premises through and including the last day of the calendar month in which Tenant so delivers the Premises, shall be deemed to be equal to ONE HUNDRED FIFTY percent (150%) of the Base Rent (the "Hold Over Rate") payable immediately preceding the expiration or earlier termination of the Lease Term, together with all other items of Additional Rent that would have been otherwise payable hereunder had the Lease Term not expired or been terminated. Acceptance by Landlord of the Hold Over Rate and any Additional Rent during the period in which Tenant so holds over shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the remedies provided by this Lease or at law or in equity. Payment of the Hold Over Rate and other sums during any period in which Tenant holds over shall not excuse Tenant's obligation to vacate and surrender the Premises on the date, and in the manner and condition, required under this Lease. Tenant shall not interpose any counterclaim in a summary proceeding or other action based on such holdover.

12.14Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

12.15No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payments as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

12.16Covenants and Conditions. Each provision of this Lease performable by Landlord or Tenant shall be deemed both a covenant and a condition.

12.17Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment of subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Kentucky.

12.18Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim or injury or damage.

12.19Waiver of Rights Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise.

12.20Subordination. This Lease is expressly made subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any future mortgagee, trustee or ground Landlord shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event any such future mortgagee does not so elect, it shall be required to provide an Attornment agreement on the mortgagee’s usual and customary form. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

12.21Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, and making such alterations, repairs, improvements, or additions to the premises or to the Building as Landlord may deem necessary or desirable after giving Tenant twenty-four hours’ notice (except in the case where access is required on an emergency basis). Landlord may at any time place on or about the Building any ordinary "For Sale" signs and Landlord may at any time during the last 179 days of the Term hereof enter the Premises at reasonable times for the purpose of showing the same to prospective Tenants and place on or about the Premises any "For Lease" signs, all without rebate of rent or liability to Tenant.

12.22Intentionally Omitted.

12.23Merger and Integration. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sub tenancies or may, at the option of Landlord, operate an assignment to Landlord of any or all of such sub-tenancies. This Lease: (i) supersedes all prior negotiations, representations, understandings, and agreements of, by or between the parties, which are fully merged herein; (ii) contains the entire agreement of the parties; and (iii) may not be changed or amended except by a written instrument duly executed by the parties in interest at the time of the writing. Landlord and Tenant, or their predecessors, were parties to the following prior leases for all or part of the Premises (each, an “Existing Lease”): (1) that certain Republic Bank & Trust Company 4th Floor Corporate Center Office Lease dated as of October 1, 2005, as amended from time to time; and (2) that certain Republic Bank & Trust Company Corporate Center Office Lease dated October 1, 2006, as amended from time to time.

Notwithstanding the foregoing: (A) Tenant shall remain responsible to Landlord for: (a) any and all rent, additional rent, and other charges due, owing or accruing under each Existing Lease prior to the Commencement Date of this Lease; (b) its obligations under each Existing Lease which expressly or impliedly survive termination of that Existing Lease; and (c) third party claims against Landlord for which Tenant was required to either or both indemnify and hold Landlord harmless pursuant to each Existing Lease; and (B) Landlord shall remain responsible to Tenant for: (x) its monetary obligations, if any, to Tenant due, owing or accruing under each Existing Lease; (y) its obligations under each Existing Lease which expressly or impliedly survive termination of that Existing Lease; and (z) third party claims against Tenant for which Landlord was required to either or both indemnify and hold Tenant harmless pursuant to each Existing Lease. Further, the obligations of the Landlord to adjust items of Additional Rent and each party’s rights, if any, to audit the records of the other under each Existing Lease shall survive termination of that Existing Lease for as long as provided in that Existing Lease.

12.24No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise or joint adventurer or a member of a joint enterprise with Tenant.

12.25Authority. If Tenant is a limited liability company, or other similar entity, each individual executing this Lease on behalf of said entity represents and warrants that (s) he is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with duly adopted resolutions of the members of such entity, and that this Lease is binding upon said entity.

12.26Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such acts shall be excused for the period of the delay and the period for the performance of any such delay. The provisions of this Section shall not operate to excuse the Tenant from the prompt payment of rent, percentage rent, additional rent, or any other payments required by the terms of this Lease.

12.27Attorney-in-Fact. The Tenant, upon request of the party in interest, shall execute promptly such instruments or certificates to carry out the intent of this Lease as shall be requested by the Landlord. The Tenant hereby irrevocably appoints the Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates. If thirty (30) days after the date of the written request by Landlord to execute such instruments, the Tenant shall not have executed the same, the Landlord may, at its option, cancel this Lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.

12.28Commercial Transaction. Tenant acknowledges that the subject transaction is a commercial transaction. In the event that any action need be brought for the collection of unpaid rent or any other amount, Tenant hereby waives its rights to notice and hearing under the laws of the Commonwealth of Kentucky, or as otherwise allowed by any state or federal law with regard to any prejudgment remedy which Landlord may be entitled to or otherwise desire to use.

12.29Surrender. No agreement to accept surrender for all or any part of the Premises or this Lease shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises or this Lease.

12.30Notices. Notices pursuant to this Lease shall be sent to the following addresses:

LANDLORD: Makbe, LLC

601 W. Market Street

Louisville, Kentucky 40202

Attn: Michael Trager-Kusman and Andrew Trager-Kusman

TENANT: Republic Bank & Trust Company

601 W. Market Street

Louisville, Kentucky 40202

Attn: Steven E. Trager

13. BROKERAGE AND COUNSEL

13.1 Brokerage. Landlord and Tenant represent and warrant that no brokers are entitled to a commission in connection with this Lease.

13.2 Counsel. Tenant further acknowledges that it has had the opportunity to consult with counsel of their choice in connection with each of their rights, duties and obligations hereunder, and Landlord made no recommendations to Tenant. Said choice of counsel has been made free of duress and undue influence.

14. OPTION TO EXTEND

14.1Provided Tenant is not in default under this Lease beyond any applicable cure period at the time the option may be exercised, Landlord grants Tenant the option to renew this Lease with respect to all or any portion of the Premises for two (2) additional terms of five (5) years each. The option shall be exercised by Tenant delivering written notice to Landlord at least ONE HUNDRED EIGHTY (180) days prior to the end of the lease term or any extension thereof. TIME SHALL BE OF THE ESSENCE FOR THE EXERCISE OF THIS OPTION. Failure to so exercise within such period shall render any subsequent attempted exercise void and of no effect, any principles of law or equity to the contrary notwithstanding. Tenant shall have no right to exercise its option to extend the Term of this Lease, and any attempted exercise shall be void and of no effect, if: (i) the named Tenant has assigned this Lease or has at any time subleased, in the aggregate, more than 50% of the Premises (except as to a permitted assignment or sublet of 100% of the Premises as allowed hereunder); or (ii) Tenant shall be in default hereunder and such default shall not have been cured at the time of the attempted exercise or, if such default occurs after Tenant's attempted exercise of the option, at the time of the proposed commencement of the extension Term; or if the Tenant has been in default of the lease more than two times during the initial Term or any extension thereof.

14.2The renewal base annual rental rates for the option period shall be increased in accordance with the Consumer Price Index, all urban consumers.

14.3There shall be no rent abatement period during any extension Term hereof.

15. SPECIAL PROVISIONS OF THIS LEASE

15.1In each instance in this Lease in which any matter is subject to Landlord’s judgment, opinion, requirements, discretion, determination, acceptability and/or satisfaction, the same shall be subject to the standard of reasonableness and shall be applied in a uniform and non-discriminatory manner.

[Signature pages to follow.]

IN WITNESS WHEREOF, this Lease is executed as of the date set forth above, but actually on the dates set forth below.

LANDLORD:

Makbe, LLC

601 W. Market Street

Louisville, Kentucky 40202

By: /s/ Michael Trager-Kusman

Michael Trager-Kusman

Date: 6/10/20

By: /s/ Andrew Trager-Kusman

Andrew Trager-Kusman

Date: 6/10/20

By: /s/ Kevin R Trager

Kevin Trager

Date: 6/12/20

By: /s/ Brett Kusman

Brett Kusman

Date: 6/10/20

By: /s/ Emily Trager

Emily Trager

Date: 6/10/20

TENANT:

REPUBLIC BANK & TRUST COMPANY

By: /s/ Kevin Sips

Name: Kevin Sipes

Title: EVP & CFO

Date: 6/16/20

Exhibit A

Declaration

Commencement Date: August 1, 2020

Initial Term:120 months

Rentable Square Feet: 56,804

Exhibit B

Signage at Premises on Commencement Date

Signage

601 West Market Street

North Façade – Sign 1 North Façade – Sign 2

East and South Facades – Signs 3, 4 & 5West Façade – Sign 6

Signage

601 West Market Street

Drive Through – Sign 7